UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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Filed by a Party other than the Registrant ☐
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☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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e-Merger News
This new electronic employee publication, e-Merger News, is designed to help answer questions and clarify issues related to the merger. As information becomes available, we will provide it to you through e-Merger News.
People are talking about it — the pending merger.
And who can blame them? The pending BellSouth-AT&T merger has many customers (former, current and potential) wondering just what impact the combined company will have on their communications options and decisions.
This report aims to help you respond to friends, family or total strangers who ask you about what’s happening at BellSouth.
Generally speaking — the key points
First, here are some key points to remember about the pending merger, which is expected to close by end of 2006: The merger will combine three well-respected companies and their great brands. The combined company will instantly become an industry leader in wireline, wireless and broadband solutions, and in directory advertising.
•	For customers, the combined company will be in a better position to:
-	Invest in next-generation technology benefiting customers of various types and sizes.

-	Offer new and more advanced products and services to customers quickly. Products and services will be even more reliable and simpler to use.

-	Offer customers the advantages associated with having both a state-of-the-art global network and local expertise.

-	Improve efficiencies that will provide a better cost structure in support of products and services offered to customers.

-	Take already strong customer service to the next levels.

-	Integrate Cingular and YELLOWPAGES.COMTM to ensure that customers reap the benefits of their products more quickly and efficiently.
•	As an industry leader, the combined company will compete more successfully in the highly competitive and rapidly changing communications marketplace.
When the details are important
Here are answers to some of the specific questions you might be asked about the merger (you also may refer to the merger intranet site on my.bls.com for more information.):
Why are AT&T and BellSouth planning to merge?
BellSouth believes the merger represents the right opportunity at the right time for the company, our customers, our shareholders and our employees. The new company will be in a much stronger position to pursue growth opportunities and to respond to competitive forces in the marketplace.

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When the details are important continued
Isn’t the merger putting Ma Bell back together?
Not in any way. The competitive landscape, the telecommunications marketplace, technology and regulation are very different from the days of the “Ma Bell” monopoly.
For instance, the number of wireless accounts in the United States now exceeds landline accounts, and 61 percent of U.S. households use broadband Internet connections. Today’s consumers increasingly want to purchase all their communications services — voice, data, wireless and video — in one bundle. Business customers demand innovation and expertise for managing highly complex communications needs. Data traffic exceeds voice traffic by a margin of 11-to-1, cable companies will be able to offer phone service to two out of three American homes this year and growth continues among other competitors offering Voice over Internet Protocol (VoIP) technology.
Since I’m a BellSouth shareholder, what does this merger mean to me? Do I have to do anything?
When the merger closes, BellSouth shareholders automatically will become AT&T shareholders, and will receive 1.325 shares of AT&T common stock for each common share of BellSouth. Since approval of the merger requires the approval of a majority of the outstanding shares of BellSouth common stock, you will receive a packet of information that includes a proxy statement and notification of the time and place of a special shareholders’ meeting devoted to the merger. The meeting is expected to take place in the next few months.
Why the AT&T name/brand? Why not a new one?
The AT&T brand is one of the strongest and most recognized corporate symbols in the world. SBC’s internal research showed that consumer awareness of the AT&T brand is 98 percent, business awareness is virtually 100 percent, and global awareness is nearly as high.
I’m a BellSouth customer and I subscribe to several different services, including wireless from Cingular.
Will I need to do anything to switch my services to AT&T?
After the merger closes, your current BellSouth and Cingular services will be operated by AT&T, and you will continue to enjoy the reliable network, innovative products and services, and commitment to customer service that have made BellSouth an industry leader.
I just switched from AT&T to BellSouth (or Cingular) as my provider for certain services. What if I prefer to stay with my new providers?
After the merger closes, your new providers will become part of the new AT&T. The new AT&T will take advantage of the BellSouth/Cingular network and the excellent customer service that you enjoy now.
So, is BellSouth going away completely?
After the merger closes, the current BellSouth will function as AT&T’s Southeast regional operation, based in Atlanta. State headquarters will remain in each of the nine states. Cingular’s headquarters will remain in Atlanta. No decision has been made regarding the headquarters location for the Advertising and Publishing business.
Bottom line
•	Our customers will continue to benefit from the new company’s ongoing commitment to innovation, integrity, reliability and customer service.

•	The combined company will continue to be a committed and prominent corporate citizen.

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NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006, as amended on May 10, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site ( www.sec.gov ). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site ( www.att.com ) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com ) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.

Note to supervisors: Please print this document and share it with the employees in your organization who do not have e-mail or intranet access.
Feedback and questions: To ensure we’re meeting your communications needs, please let us know how we can make e-Merger News more useful for you. Also, please let us know of any questions you may have about this material, and we will provide you with a timely response.
For merger updates, go to: http://my.bls.com/home/merger
Direct your feedback and questions to NewsSource@bellsouth.com and include “BellSouth-AT&T Merger” in the subject line.